As filed with the Securities and Exchange Commission on November 10, 2014

Registration No. 333-179420

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Freeport-McMoRan Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	74-2480931
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

333 North Central Avenue

Phoenix, Arizona 85004-2189

(602) 366-8100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Douglas N. Currault II

Assistant General Counsel and Corporate Secretary

333 North Central Avenue

Phoenix, Arizona 85004-2189

(602) 366-8100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Richard D. Truesdell, Jr.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE(1)

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.10 par value
Preferred Stock, $0.10 par value
Debt Securities
Warrants
Purchase Contracts
Units
Guarantees(2)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(2)	No separate consideration will be received for the Guarantees being registered hereby. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for guarantees.

TABLE OF ADDITIONAL REGISTRANT GUARANTOR

The following subsidiary of Freeport-McMoRan Inc., and each other subsidiary that is or becomes a guarantor of the securities registered hereby, is hereby deemed to be a registrant.

Exact Name of Registrant as Specified in Its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
Freeport-McMoRan Oil & Gas LLC	Delaware	46-2548126	1311

(1)	The address and telephone number of the principal executive office for the additional registrant is c/o Freeport-McMoRan Inc., 333 North Central Avenue, Phoenix, Arizona 85004-2189, telephone number (602) 366-8100.

EXPLANATORY NOTE

This post-effective Amendment No. 1 to the Registrants’ Registration Statement on Form S-3 (File No. 333-179420) (the “Original Filing”) is being filed for the purpose of (i) adding Freeport-McMoRan Oil & Gas LLC (“FM O&G”), an indirect subsidiary of Freeport-McMoRan Inc., as a registrant guarantor to the Original Filing, (ii) modifying the description of securities that may be offered hereby, (iii) updating certain information in Item 15 of Part II with respect to the Registrant Guarantor and (iv) making certain updates to reflect the name change of the Registrant Freeport-McMoRan Copper & Gold Inc. to Freeport-McMoRan Inc. For ease of reading, this Amendment amends and restates the Registration Statement and includes certain updates related to the passage of time.

Prospectus

Freeport-McMoRan Inc.

Common stock, Preferred stock, Debt securities, Warrants, Purchase contracts and units

Freeport-McMoRan Oil & Gas LLC

Guarantees

Freeport-McMoRan Inc. (“FCX”) may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. Such debt securities may be fully and unconditionally guaranteed by Freeport-McMoRan Oil & Gas LLC, an indirect subsidiary of FCX. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. We urge you to read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, which will describe the specific terms of these securities, carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the trading symbol “FCX.”

Investing in these securities involves certain risks. See “Risk Factors” in the applicable Prospectus Supplement and in our most recent annual report on Form 10-K, along with the disclosure related to the risk factors contained in our subsequent reports on Form 10-Q, as updated by our subsequent filings with the SEC, which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is November 10, 2014

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement we prepare or authorize and in any related free writing prospectus or other information to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer prescribed in this prospectus does not extend to you. You should assume that the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”) is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since that date. All references to the “Company,” “FCX,” “we,” “us” and “our” in this prospectus mean Freeport-McMoRan Inc. and its consolidated subsidiaries and all references to “FM O&G” or the “guarantor” refer solely to Freeport-McMoRan Oil & Gas LLC and not its subsidiaries.

i

About this prospectus

This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where you can find more information.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Risk factors

Investing in these securities involves certain risks. Please see the “Risk Factors” section in our most recent annual report on Form 10-K, along with the disclosure related to the risk factors contained in our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our subsequent filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The prospectus supplement applicable to each sale of securities we offer pursuant to this prospectus may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement.

Freeport-McMoRan Inc.

Freeport-McMoRan Inc., or FCX, is a leading international natural resources company with headquarters in Phoenix, Arizona. We operate large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold, molybdenum, cobalt, crude oil and natural gas. We have a dynamic portfolio of operating, expansion and growth projects in the copper industry. We are also the world’s largest producer of molybdenum and a significant gold, oil and natural gas producer. Our portfolio of mining assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America; and the Tenke Fungurume minerals district in the Democratic Republic of Congo. Our portfolio of oil and natural gas assets includes oil production facilities in California, significant production facilities and growth potential in the Deepwater Gulf of Mexico, large onshore resources in the Haynesville natural gas shale play in Louisiana and natural gas production from the Madden area in Wyoming. In addition, we are an industry leader in the emerging Inboard Lower Tertiary/Cretaceous natural gas trend with sizeable potential, located offshore in the shallow waters of the Gulf of Mexico and onshore in South Louisiana.

FCX’s principal executive offices are located at 333 North Central Avenue, Phoenix, Arizona 85004-2189, and our telephone number at that address is (602) 366-8100. We maintain a website at http://www.fcx.com, where general information about us is available. Information on or accessible through our website is not a part of, and we are not incorporating the contents of our website or other such information into, this prospectus.

Use of proceeds

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Nine Months Ended September 30,	Years ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	4.9x	7.4x	19.8x	20.7x	16.3x	9.3x
Ratio of earnings to combined fixed charges and preferred stock dividends	4.9x	7.4x	19.8x	20.7x	13.9x	6.1x

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, equity in affiliated companies’ net earnings, and cumulative effect of accounting changes. Non-controlling interests were not deducted from earnings as all such subsidiaries had fixed charges. Fixed charges from continuing operations consist of interest (including capitalized interest) of all indebtedness; amortization of debt discounts, premiums and expenses; and that portion of rental expense that FCX believes to be representative of interest. For purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, the preferred stock dividend requirements were assumed to be equal to the pre-tax earnings that would be required to cover such dividend requirements. The amount of pre-tax earnings required to cover such preferred stock dividends was computed using the effective tax rate for each applicable year.

Description of securities

This prospectus contains a summary of the securities that FCX or certain selling securityholders to be identified in a prospectus supplement may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

Description of capital stock

The following summary of the terms of the capital stock of FCX is not meant to be complete and is qualified by reference to the relevant provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the FCX certificate of incorporation and bylaws. Copies of the FCX certificate of incorporation and bylaws are incorporated herein by reference and will be sent to you at no charge upon request. See “Where you can find more information” below.

Authorized capital stock

Under our certificate of incorporation, our authorized capital stock consists of 1,800,000,000 shares of common stock, $0.10 par value per share, and 50,000,000 shares of preferred stock, $0.10 par value per share. As of October 31, 2014, there were issued and outstanding 1,039 million shares of common stock (not including 127 million shares held in treasury) and no preferred shares outstanding.

As of September 30, 2014, 45 million shares of common stock were authorized for issuance upon exercise of stock options (of which 35 million were exercisable) and 9 million shares were authorized for issuance upon the vesting of restricted stock units (of which 6 million are stock-settled restricted stock units and 3 million are cash- settled restricted stock units). In addition, as of September 30, 2014, we also had 1 million stock appreciation rights outstanding (all of which were exercisable) that will be settled in cash upon exercise.

Description of common stock

Common stock outstanding. The issued and outstanding shares of common stock are, and the shares of common stock that we may issue in the future will be, validly issued, fully paid and nonassessable.

Voting rights. Subject to the rights of holders of any subsequently issued shares of preferred stock, holders of common stock are entitled to elect all of the authorized number of members of the board of directors. Each share of common stock has one vote. With respect to all other matters submitted to a vote of stockholders, except as required by law, the holders of the common stock vote together as a single class, and record holders have one vote per share.

Dividend rights; rights upon liquidation. Holders of the common stock will share ratably in any cash dividend that may from time to time be declared with respect to the common stock by our board of directors. In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, subject to the rights, if any, of the holders of any outstanding series of preferred stock, the holders of the common stock will share ratably, according to the number of shares held by them, in our remaining assets, if any.

Other rights. Shares of common stock are not redeemable and have no subscription, conversion or preemptive rights.

Transfer agent. The transfer agent and registrar for the common stock is Computershare Shareowner Services LLC.

NYSE. Our common stock is listed on the New York Stock Exchange under the symbol “FCX.”

Certain provisions of our certificate of incorporation and by-laws

Supermajority voting/fair price requirements. Our certificate of incorporation provides that the approval of the holders of not less than 66 2/3% of our outstanding common stock is required for:

•

Any merger or consolidation of our company or any of our subsidiaries with or into any person or entity, or any affiliate of that person or entity, who was within the two years prior to the transaction a beneficial owner of 20 percent or more of our common stock or any class of our common stock, which we refer to as an interested party;

•	any merger or consolidation of an interested party with or into our company or any of our subsidiaries;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 10 percent of the fair market value of the total assets of our company or any of our subsidiaries in one or more transactions involving an interested party;

•	the adoption of any plan or proposal for liquidation or dissolution of our company proposed by or on behalf of any interested party;

•	the issuance or transfer by us or any of our subsidiaries of securities having a fair market value of $10 million or more to any interested party; or

•

any recapitalization, reclassification, merger or consolidation of our company or any of our subsidiaries that would increase an interested party’s voting power in our company or any of our subsidiaries.

However, the two-thirds voting requirement is not applicable if:

•

our board approves the transaction, or approves the acquisition of the common stock that caused the interested person to become an interested person, and the vote includes the affirmative vote of a majority of our directors who are not affiliates of the interested party and who were members of our board prior to the time the interested party became the interested party;

•	the transaction is solely between us and any of our wholly owned subsidiaries or between any of our wholly owned subsidiaries; or

•

the transaction is a merger or consolidation and the consideration to be received by our common stockholders is at least as high as the highest price per share paid by the interested party for our common stock on the date the common stock was last acquired by the interested party or during a period of two years prior.

Amendments to supermajority voting requirement. The affirmative vote of at least 66 2/3% of our company’s outstanding common stock is required to amend, alter, change or repeal the provisions in our certificate of incorporation providing for the supermajority voting/fair price requirements described above.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Advance notice of intention to nominate a director. Our by-laws permit a stockholder to nominate a person for election as a director only if written notice of such stockholder’s intent to make a nomination has been delivered to our Secretary not later than the close of business on the 120th day nor earlier than the close of business on the 210th day prior to the first anniversary of the preceding year’s annual meeting. This provision also requires that the notice set forth, among other things, a description of all arrangements or understandings between the nominee and the stockholder pursuant to which the nomination is to be made or the nominee is to be elected and such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), had the nominee been nominated by our board. Any nomination that fails to comply with these requirements may be disqualified.

Advance notice of stockholder proposals. Our by-laws permit a stockholder proposal to be presented at a stockholders’ meeting only if prior written notice of the proposal is provided to us within the time periods and in the manner specified in the by-laws.

No ability of stockholders to call special meetings. Our by-laws deny stockholders the right to call a special meeting of stockholders, except to the extent that holders of preferred stock have been granted the right to call a special meeting. Our by-laws provide that, except to that extent, only the board of directors, the chairman of the board, the vice chairman of the board or the president may call special meetings of the stockholders.

Action by written consent. Our by-laws permit our stockholders to take any action required or permitted to be taken at any annual or special meeting of stockholders by written consent of stockholders having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Removal of directors; filling vacancies on board of directors. Our certificate of incorporation provides that any director may be removed, with cause, by a vote of the holders of common stock and the holders of any voting preferred stock, voting together. In addition, any vacancies on the board of directors resulting by the death, resignation or removal of a director may be filled by a vote of holders of common stock and holders of voting preferred stock, voting together. The certificate of incorporation also provides that the remaining directors, regardless of any quorum requirements set out in the by-laws, may also fill any vacancy (including any resulting from an increase in the authorized number of directors) by majority vote.

Amendment of by-laws. Our certificate of incorporation and by-laws provide that the by-laws may be altered, amended, changed or repealed by vote of the stockholders or at any meeting of the board of directors by the vote of a majority of the directors present or as otherwise provided by statute.

Limitation of liability of directors and officers. As permitted by the Delaware General Corporation Law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to our company or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate our rights and our stockholders’ rights to recover monetary damages against a director or officer for breach of a fiduciary duty of care. The provision does not eliminate or limit our right, or the right of a stockholder, to seek non-monetary relief, such as an injunction or rescission. The SEC has taken the position that this provision will have no effect on claims arising under the federal securities laws.

In addition, our certificate of incorporation provides for mandatory indemnification rights, subject to limited exceptions, to any director or executive officer who (because of the fact that he or she is or was our director or officer) is involved in a legal proceeding of any nature. These indemnification rights include reimbursement for expenses incurred by the director or officer in advance of the final disposition of a proceeding according to applicable law.

Preferred stock

We may issue shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock. The issuance of any shares of preferred stock in the future could adversely affect the rights of the holders of common stock.

Description of debt securities

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and U.S. Bank National Association, as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture. The material terms of any indenture will be set forth in the applicable prospectus supplement.

Description of guarantees

Our obligations under the debt securities, including the payment of principal, premium, if any, and interest, may be fully and unconditionally guaranteed by a guarantor, as set forth in one or more corresponding indentures and in the applicable prospectus supplement. The guarantee or guarantees of such guarantor will rank equally with all other general unsecured and unsubordinated obligations of the guarantor.

Description of warrants

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of purchase contracts

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

Description of units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

Forms of securities

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered global securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of FCX, the trustees, the warrant agents, the unit agents or any other agent of FCX, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Plan of distribution

FCX and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•	through a combination of any such methods; or

•	through any other methods described in a prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by FCX, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from FCX at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with FCX and/or the selling securityholders, if applicable, to indemnification by FCX and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for FCX and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on the New York Stock Exchange. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and our website at http://www.fcx.com. Information on our website is not a part of, and we are not incorporating the contents of our website into, this prospectus. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus specific documents that we filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file (other than information in the documents or filings that is deemed to have been furnished and not filed) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offerings of all of the securities covered by this prospectus. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents:

FCX SEC Filings	Period or date filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2013 filed February 7, 2014 (including portions of our Proxy Statement filed April 29, 2014 for our 2014 annual meeting of holders of our common shares held on June 6, 2014 to the extent specifically incorporated by reference in such Form 10-K)

Quarterly Reports on Form 10-Q	Fiscal quarter ended March 31, 2014 filed May 9, 2014 Fiscal quarter ended June 30, 2014 filed August 11, 2014 Fiscal quarter ended September 30, 2014 filed November 7, 2014

Current Reports on Form 8-K	Filed March 3, 2014, March 11, 2014, March 21, 2014, March 31, 2014, June 2, 2014, June 18, 2014, June 23, 2014, July 2, 2014, July 28, 2014, September 15, 2014, October 7, 2014 and November 10, 2014 (solely with respect to the unaudited pro forma condensed combined statement of income for the year ended December 31, 2013 and the notes thereto)

Plains Exploration & Production Company (“PXP”) SEC Filings	Period or date filed
Annual Report on Form 10-K (solely with respect to Part II Items 8 and 9A)	Fiscal year ended December 31, 2012 filed February 21, 2013

Quarterly Report on Form 10-Q (solely with respect to the financial statements of PXP included therein)	Fiscal quarter ended March 31, 2013 filed May 6, 2013

We will provide to each person, including any beneficial owner, to whom this prospectus and any accompanying prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Freeport-McMoRan Inc., Attention: Investor Relations, 333 North Central Avenue, Phoenix, Arizona 85004-2189, (602) 366-8100.

This prospectus and the information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by this prospectus. The descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

Information concerning forward-looking statements

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking information is intended to be covered by the safe harbor to “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus or may be incorporated in this prospectus by reference to other documents. Representatives of FCX may also make forward-looking statements.

Forward-looking statements are all statements other than statements of historical facts, such as projections or expectations relating to ore grades and milling rates, production and sales volumes, unit net cash costs, cash production costs per barrel of oil equivalent (“BOE”), operating cash flows, capital expenditures, exploration efforts and results, development and production activities and costs, liquidity, tax rates, the impact of copper, gold, molybdenum, cobalt, crude oil and natural gas price changes, the impact of derivative positions, the impact of deferred intercompany profits on earnings, reserve estimates, future dividend payments, debt reduction and share purchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “potential,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration of dividends is at the discretion of our Board of Directors (“the Board”) and will depend on our financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.

We caution readers that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include supply of and demand for, and prices of copper, gold, molybdenum, cobalt, crude oil and natural gas, mine sequencing, production rates, industry risks, regulatory changes, political risks, drilling results, the outcome of negotiations with the Indonesian government regarding an amendment to PT Freeport Indonesia’s (“PT-FI”) Contract of Work, the potential effects of violence in Indonesia, the resolution of administrative disputes in the Democratic Republic of Congo, weather- and climate-related risks, labor relations, environmental risks, litigation results, currency translation risks and other factors described in more detail under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2013 and in our quarterly report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC as updated by our subsequent filings with the SEC.

Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example commodity prices, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes, and we undertake no obligation to update any forward-looking statements.

Legal opinions

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

Experts

The consolidated financial statements of FCX appearing in its annual report on Form 10-K for the year ended December 31, 2013 (including schedules appearing therein), and the effectiveness of FCX’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and FCX management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of FCX for the three-month periods ended March 31, 2014 and March 31, 2013, six-month periods ended June 30, 2014 and June 30, 2013 and nine-month periods ended September 30, 2014 and 2013, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 9, 2014, August 11, 2014 and November 7, 2014, included in FCX’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement, of which this prospectus forms a part, prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

The consolidated financial statements of PXP and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of PXP for the year ended December 31, 2012 have been so incorporated in reliance on the report (of which the report dated February 21, 2013 contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Gulf of Mexico business PXP acquired as of December 31, 2012) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Reserves

Certain information with respect to the oil and gas reserves associated with FCX’s oil and gas prospects and PXP’s oil and gas prospects is derived from the reports of Netherland, Sewell & Associates, Inc. an independent petroleum consulting firm, incorporated in this prospectus by reference to FCX’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014 and PXP’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 21, 2013, and upon the authority of said firm as experts with respect to the matters covered by such report and in giving such report.

Certain information with respect to the oil and gas reserves associated with FCX’s oil and gas prospects is derived from the report of Ryder Scott Company, L.P., an independent petroleum consulting firm, incorporated in this prospectus by reference to FCX’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014, and upon the authority of said firm as experts with respect to the matters covered by such report and in giving such report.

Part II

Information not required in prospectus

Item 14.	Other expenses of issuance and distribution

The following table sets forth the costs and expenses to be borne by Freeport-McMoRan Inc. (“FCX”) and Freeport-McMoRan Oil & Gas LLC (“FM O&G” and together with FCX, the “Registrants”) in connection with the offerings described in this Registration Statement.

Registration fee	$	*
Transfer agent and trustee fees and expenses	$	**
Printing	$	**
Accounting fees and expenses	$	**
Legal fees and expenses	$	**
Rating agency fees	$	**
Miscellaneous	$	**

Total	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	Not presently known.

Item 15. Indemnification of directors and officers

Freeport-McMoRan Inc.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the FCX certificate of incorporation includes a provision that eliminates the personal liability of FCX’s directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to FCX or its shareholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

As a result of this provision, FCX’s ability or that of FCX shareholders to successfully prosecute an action against a director for breach of his or her duty of care is limited. However, this provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his or her duty of care. The SEC has taken the position that this provision will have no effect on claims arising under the federal securities laws.

In addition, the FCX certificate of incorporation provides for mandatory indemnification rights, subject to limited exceptions, to any director or executive officer who (because of the fact that he or she is or was FCX’s director or officer) is involved in a legal proceeding of any nature. These indemnification rights include reimbursement for expenses incurred by FCX’s director or officer in advance of the final disposition of a proceeding according to applicable law.

The indemnification provisions in the FCX certificate of incorporation and bylaws may be sufficiently broad to permit indemnification of FCX’s directors and executive officers for liabilities arising under the Securities Act.

FCX also provides insurance from commercial carriers against some liabilities incurred by FCX’s directors and officers.

Freeport-McMoRan Oil & Gas LLC

FM O&G is a limited liability company organized under the laws of the State of Delaware. Pursuant to the Delaware Limited Liability Company Act (the “DLLCA”), subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

As permitted by the DLLCA, the FM O&G limited liability company agreement includes a provision that eliminates the personal liability of FM O&G’s member, managers and officers for monetary damages for breach of fiduciary duty, except for liability of an officer for the amount of a financial benefit received by the officer to which he or she was not entitled or for an intentional violation of criminal law.

In addition, the FM O&G limited liability company agreement provides for mandatory indemnification rights to any officer who (because of the fact that he or she is FM O&G’s officer) is involved in a legal proceeding of any nature. These indemnification rights include reimbursement for expenses incurred by FM O&G’s officer in advance of the final disposition of a proceeding.

FCX also provides insurance from commercial carriers against some liabilities incurred by FM O&G’s managers and officers.

Item 16. Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Document

1.1*	Form of Underwriting Agreement

4.1	Composite Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (File No. 001-11307-01) filed August 11, 2014)

4.2**	Form of Indenture for Senior Notes (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

4.3**	Form of Indenture for Subordinated Notes (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

4.4*	Form of Senior Note

4.5*	Form of Subordinated Note

4.6*	Form of Warrant Agreement

4.7*	Form of Warrant Certificate

4.8*	Form of Purchase Contract Agreement

4.9*	Form of Purchase Contract

4.10*	Form of Unit Agreement

4.11*	Form of Unit Certificate

4.12	Form of Certificate representing shares of common stock, par value $0.10 (incorporated by reference to the Registration Statement on Form 8-A filed on June 29, 1995, as amended by the amendment on Form 8-A/A filed November 26, 1996, and as further amended by the amendment on Form 8-A/A filed January 26, 2009)

4.13	Form of Certificate of designations of preferred stock (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3 (File No. 333-02699) filed April 22, 1996)

5.1**	Opinion of Davis Polk & Wardwell LLP (incorporated herein by reference to Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

5.2	Opinion of Davis Polk & Wardwell LLP

12.1**	Statement regarding computation of ratio of earnings to fixed charges (incorporated herein by reference to Exhibit 12.1 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

12.2	Statement regarding computation of ratio of earnings to fixed charges

15.1**	Letter regarding unaudited interim financial statements (incorporated herein by reference to Exhibit 15.1 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

15.2	Letter regarding unaudited interim financial statements

23.1**	Consent of Ernst & Young LLP (incorporated herein by reference to Exhibit 23.1 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

23.2**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1) (incorporated herein by reference to Exhibit 23.2 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

Exhibit No.	Document

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)

23.4	Consent of Ernst & Young LLP

23.5	Consent of PricewaterhouseCoopers LLP

23.6	Consent of Netherland, Sewell & Associates, Inc.

23.7	Consent of Ryder Scott Company, L.P.

24.1**	Powers of Attorney of Freeport-McMoRan Inc. (incorporated herein by reference to Exhibit 24.1 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

24.2	Powers of Attorney of Freeport-McMoRan Oil & Gas LLC (included on the signature page of this Registration Statement)

25.1**	Statement of Eligibility of U.S. Bank National Association on Form T-1 for Senior Note Indenture (incorporated herein by reference to Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

25.2**	Statement of Eligibility of U.S. Bank National Association on Form T-1 for Subordinated Note Indenture (incorporated herein by reference to Exhibit 25.2 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

25.3	Statement of Eligibility of U.S. Bank National Association on Form T-1 for Senior Note Indenture

25.4	Statement of Eligibility of U.S. Bank National Association on Form T-1 for Subordinated Note Indenture

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.
**	Previously filed.

Item 17. Undertakings

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of FCX’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on November 10, 2014.

Freeport-McMoRan Inc.

By:	/s/ Richard C. Adkerson
Richard C. Adkerson
Vice Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated with respect to Freeport-McMoRan Inc.

Signature	Title

* James R. Moffett	Chairman of the Board

/s/ Richard C. Adkerson Richard C. Adkerson	Vice Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

James C. Flores	Vice Chairman of the Board

* Kathleen L. Quirk	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

* C. Donald Whitmire, Jr.	Vice President and Controller-Financial Reporting (Principal Accounting Officer)

* Gerald J. Ford	Lead Independent Director

* Robert J. Allison, Jr.	Director

Alan R. Buckwater III	Director

* Robert A. Day	Director

Signature	Title

Thomas A. Fry, III	Director

* H. Devon Graham, Jr.	Director

Lydia H. Kennard	Director

* Charles C. Krulak	Director

* Bobby Lee Lackey	Director

* Jon C. Madonna	Director

* Dustan E. McCoy	Director

* Stephen H. Siegele	Director

Frances Fragos Townsend	Director

* Richard C. Adkerson hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on November 10, 2014, pursuant to a power of attorney filed herewith.

By:	/s/ Richard C. Adkerson
Name:	Richard C. Adkerson
Title:	Attorney-in-fact

Dated: November 10, 2014

Signatures

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on November 10, 2014.

Freeport-McMoRan Oil & Gas LLC

By:	FCX Oil & Gas Inc., its sole member

By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk
Executive Vice President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Flores and Michael J. Arnold, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this post-effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on November 10, 2014.

Signature	Title

/s/ James C. Flores	Manager, President, Chief Executive Officer (Principal Executive Officer)
James C. Flores

/s/ Michael J. Arnold	Manager, Executive Vice President
Michael J. Arnold

/s/ Winston M. Talbert	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
Winston M. Talbert

/s/ Nancy I. Williams	Vice President, Controller (Principal Accounting Officer)
Nancy I. Williams

/s/ Kathleen L. Quirk	Executive Vice President
Kathleen L. Quirk

Exhibit Index

Exhibit No.	Document

1.1*	Form of Underwriting Agreement

4.1	Composite Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (File No. 001-11307-01) filed August 11, 2014)

4.2**	Form of Indenture for Senior Notes (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

4.3**	Form of Indenture for Subordinated Notes (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

4.4*	Form of Senior Note

4.5*	Form of Subordinated Note

4.6*	Form of Warrant Agreement

4.7*	Form of Warrant Certificate

4.8*	Form of Purchase Contract Agreement

4.9*	Form of Purchase Contract

4.10*	Form of Unit Agreement

4.11*	Form of Unit Certificate

4.12	Form of Certificate representing shares of common stock, par value $0.10 (incorporated by reference to the Registration Statement on Form 8-A filed on June 29, 1995, as amended by the amendment on Form 8-A/A filed November 26, 1996, and as further amended by the amendment on Form 8-A/A filed January 26, 2009)

4.13	Form of Certificate of designations of preferred stock (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3 (File No. 333-02699) filed April 22, 1996)

5.1**	Opinion of Davis Polk & Wardwell LLP (incorporated herein by reference to Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

5.2	Opinion of Davis Polk & Wardwell LLP

12.1**	Statement regarding computation of ratio of earnings to fixed charges (incorporated herein by reference to Exhibit 12.1 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

12.2	Statement regarding computation of ratio of earnings to fixed charges

15.1**	Letter regarding unaudited interim financial statements (incorporated herein by reference to Exhibit 15.1 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

15.2	Letter regarding unaudited interim financial statements

23.1**	Consent of Ernst & Young LLP (incorporated herein by reference to Exhibit 23.1 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

23.2**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1) (incorporated herein by reference to Exhibit 23.2 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

Exhibit No.	Document

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)

23.4	Consent of Ernst & Young LLP

23.5	Consent of PricewaterhouseCoopers LLP

23.6	Consent of Netherland, Sewell & Associates, Inc.

23.7	Consent of Ryder Scott Company, L.P.

24.1**	Powers of Attorney of Freeport-McMoRan Inc. (incorporated herein by reference to Exhibit 24.1 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

24.2	Powers of Attorney of Freeport-McMoRan Oil & Gas LLC (included on the signature page of this Registration Statement)

25.1**	Statement of Eligibility of U.S. Bank National Association on Form T-1 for Senior Note Indenture (incorporated herein by reference to Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

25.2**	Statement of Eligibility of U.S. Bank National Association on Form T-1 for Subordinated Note Indenture (incorporated herein by reference to Exhibit 25.2 to the Registration Statement on Form S-3 (File No. 333-179420) filed February 8, 2012)

25.3	Statement of Eligibility of U.S. Bank National Association on Form T-1 for Senior Note Indenture

25.4	Statement of Eligibility of U.S. Bank National Association on Form T-1 for Subordinated Note Indenture

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.
**	Previously filed.